Exhibit 10.1
HEALTHCARE TRUST OF AMERICA, INC.
2006 INDEPENDENT DIRECTORS COMPENSATION PLAN
(Effective Date: July 9, 2019)
ARTICLE 1
PURPOSE
1.1.    PURPOSE. The purpose of the Healthcare Trust of America, Inc. 2006 Independent Directors Compensation Plan is to attract, retain and compensate highly‑qualified individuals who are not employees of Healthcare Trust of America, Inc. or any of its Affiliates for service as members of the Board by providing them with competitive compensation and an ownership interest in the Stock of the Company. The Company intends that the Plan will benefit the Company and its stockholders by allowing Independent Directors to have a personal financial stake in the Company through an ownership interest in the Stock and will closely associate the interests of Independent Directors with that of the Company’s stockholders.
1.2.    ELIGIBILITY. Independent Directors of the Company who are Eligible Participants, as defined below, shall automatically be participants in the Plan.
1.3.    EFFECTIVE DATE. This version of the Plan is effective as of the Effective Date. For compensation awarded or earned prior to such date, see the version of the Plan in effect on the relevant date.
ARTICLE 2
DEFINITIONS
2.1.    DEFINITIONS. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:
“AFFILIATE” has the meaning given such term in the Equity Incentive Plan.
“BASE RETAINER” means the retainer (excluding meeting fees and expenses) payable by the Company to an Independent Director pursuant to Section 5.1 hereof for service as a director of the Company, as such amount may be changed from time to time.
“BOARD” means the Board of Directors of the Company.
“CHANGE IN CONTROL” has the meaning given such term in the Equity Incentive Plan.
“CHARTER” means the articles of incorporation of the Company, as such articles of incorporation may be amended from time to time.
“CODE” means the Internal Revenue Code of 1986, as amended.
“COMMITTEE” has the meaning given such term in the Equity Incentive Plan.
“COMPANY” means Healthcare Trust of America, Inc., a Maryland corporation.

“DIRECTOR DISABILITY” means any illness or other physical or mental condition of an Independent Director that renders him or her incapable of performing as a director of the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Board, is permanent and continuous in nature.
Notwithstanding the foregoing, Disability shall have the same meaning as set forth in any regulations, revenue procedure or revenue rulings issued by the Secretary of the United States Treasury applicable to Section 409A(d) of the Code. The Board may require such medical or other evidence as it deems necessary to judge the nature and permanency of an Independent Director’s condition.
“EFFECTIVE DATE” means the “Effective Date” set forth above.
“ELIGIBLE PARTICIPANT” means any person who is an Independent Director on the Effective Date set forth above or becomes an Independent Director while this Plan is in effect; except that during any period a director is prohibited from participating in the Plan by his or her employer or otherwise waives participation in the Plan, such director shall not be an Eligible Participant.
“EQUITY INCENTIVE PLAN” means the Healthcare Trust of America, Inc. 2006 Incentive Plan, or any subsequent equity compensation plan approved by the Company’s stockholders and designated as the Equity Incentive Plan for purposes of this Plan.
“FAIR MARKET VALUE” has the meaning given such term in the Equity Incentive Plan.
“INDEPENDENT DIRECTOR” has the meaning given such term in the Equity Incentive Plan.
“PLAN” means this Healthcare Trust of America, Inc. 2006 Independent Directors Compensation Plan, as amended from time to time.
“PLAN YEAR” means the approximate 12-month period beginning with the annual stockholders meeting and ending at the next annual stockholders meeting.
“RETIREMENT” means a termination of an Independent Director’s service as a member of the Board as a result of the Independent Director’s term as a member of the Board expiring and the Independent Director does not stand for re-election as a member of the Board (or the Independent Director is re-nominated but not re-elected for a new term on the Board); provided, however, that such a termination will not constitute a Retirement for purposes hereof unless (a) the Independent Director has served on the Board for not less than four (4) full years as of the date of such termination, and (b) the Independent Director’s service on the Board continues through the day before the date of the annual meeting of stockholders at which the Independent Director’s term as a member of the Board is scheduled to expire.
“SHARES” has the meaning given such term in the Equity Incentive Plan.
“STOCK” has the meaning given such term in the Equity Incentive Plan.
“SUPPLEMENTAL ANNUAL RETAINER” means the annual cash retainer (excluding meeting fees and expenses) payable by the Company to an Independent Director pursuant to Section 5.2 hereof for service as the Lead Independent Director of the Board or the chair of a committee of the Board, as such amount may be changed from time to time.

ARTICLE 3
ADMINISTRATION
3.1.    ADMINISTRATION. The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Board’s interpretation of the Plan, and all actions taken and determinations made by the Board pursuant to the powers vested in it hereunder, shall be conclusive and binding upon all parties concerned including the Company, its stockholders and persons granted awards under the Plan. The Board may appoint a plan administrator to carry out the ministerial functions of the Plan, but the administrator shall have no other authority or powers of the Board.
3.2.    RELIANCE. In administering the Plan, the Board may rely upon any information furnished by the Company, its public accountants and other experts. No individual will have personal liability by reason of anything done or omitted to be done by the Company or the Board in connection with the Plan. This limitation of liability shall not be exclusive of any other limitation of liability to which any such person may be entitled under the Company’s certificate of incorporation or otherwise.
3.3.    INDEMNIFICATION. Each person who is or has been a member of the Board or who otherwise participates in the administration or operation of this Plan shall be indemnified by the Company against, and held harmless from, any loss, cost, liability or expense that may be imposed upon or incurred by him or her in connection with or resulting from any claim, action, suit or proceeding in which such person may be involved by reason of any action taken or failure to act under the Plan and shall be fully reimbursed by the Company for any and all amounts paid by such person in satisfaction of judgment against him or her in any such action, suit or proceeding, provided he or she will give the Company an opportunity, by written notice to the Board, to defend the same at the Company’s own expense before he or she undertakes to defend it on his or her own behalf. This right of indemnification shall not be exclusive of any other rights of indemnification to which any such person may be entitled under the Company’s Charter, Bylaws, contract or Delaware law.
ARTICLE 4
SHARES
4.1.    SOURCE OF SHARES FOR THE PLAN. The shares of Restricted Stock or other equity awards that may be issued pursuant to the Plan shall be issued under the Equity Incentive Plan, subject to all of the terms and conditions of the Equity Incentive Plan. The terms contained in the Equity Incentive Plan are incorporated into and made a part of this Plan with respect to shares of Restricted Stock or other equity awards granted pursuant hereto and any such awards shall be governed by and construed in accordance with the Equity Incentive Plan. In the event of any actual or alleged conflict between the provisions of the Equity Incentive Plan and the provisions of this Plan, the provisions of the Equity Incentive Plan shall be controlling and determinative. This Plan does not constitute a separate source of shares for the grant of the equity awards described herein.
ARTICLE 5
BASE RETAINER, MEETING FEES AND EXPENSES
5.1.    BASE RETAINER. Each Eligible Participant shall be paid a Base Retainer for service as a director during each Plan Year. The amount of the Base Retainer shall be established from time to time by the Board. Until changed by the Board, the Base Retainer for a full Plan Year shall be $75,000. The Base

Annual Retainer shall be payable in approximately equal quarterly installments in advance, beginning on the date of the annual stockholders meeting.
Each person who first becomes an Eligible Participant on a date other than the beginning of a Plan Year shall be paid a retainer equal to the quarterly installment of the Base Annual Retainer for the first quarter of eligibility, prorated based on the number of full months he or she serves as an Independent Director during such quarter. Payment of such prorated Base Annual Retainer shall begin on the date that the person first becomes an Eligible Participant.
5.2.    SUPPLEMENTAL ANNUAL RETAINERS. An Independent Director who serves as Lead Independent Director of the Board shall be paid a Supplemental Annual Retainer for such service during a Plan Year, payable at the same times as installments of the Base Retainer are paid. Until changed by the Board, the Supplemental Annual Retainer for the Lead Independent Director shall be $35,000. The chairperson of a committee of the Board shall be paid a Supplemental Annual Retainer for his or her service as such chairperson during a Plan Year, payable at the same times as installments of the Base Retainer are paid. The amount of the Supplemental Annual Retainer for the chairperson of a committee of the Board shall be established from time to time by the Board. Until changed by the Board, (a) the Supplemental Annual Retainer for a full Plan Year for the chairperson of a committee of the Board (other than the Audit Committee) shall be $15,000, and (b) the Supplemental Annual Retainer for a full Plan Year for the chairperson of the Audit Committee shall be $20,000. A pro rata Supplemental Annual Retainer will be paid to any Eligible Participant who becomes the Lead Independent Director or the chairperson of a committee of the Board on a date other than the beginning of a Plan Year, based on the number of full months he or she serves in such position.
5.3.    MEETING FEES. An Independent Director shall not be entitled to any meeting fee for any of the first four meetings of the Board he or she attends in each Plan Year or for any of the first four meetings of Board committees he or she attends in each Plan Year. To the extent an Independent Director attends more than four Board meetings in a Plan Year, the director will be entitled to a meeting fee of $1,500 for each such meeting attended. An Independent Director shall also not be entitled any meeting fee for any of the first four meetings of a Board committee on which a Director serves. To the extent an Independent Director attends more than four meetings of their respective Board committees in a Plan Year, the director will be entitled to a meeting fee of $1,500 for each such meeting attended. (For example, if, during a particular Plan Year, an Independent Director attended four meetings of one Board committee and three meetings of a second Board committee, the director would not be entitled to any meeting fees. However, if an Independent Director attended four meetings of one Board committee and six meetings of a second Board committee, the director would be entitled to aggregate meeting fees of $3,000 for that Plan Year.) The amount of such per-meeting fee is subject to change from time to time by the Board. If an Independent Director attends a meeting of the Board and a meeting of a committee (in each case, whether non-telephonic or telephonic) on a single day, he or she shall be credited with attending both the Board and the committee meeting for purposes of this Section 5.3.
5.4.    TRAVEL EXPENSE REIMBURSEMENT. All Independent Directors shall be reimbursed for reasonable travel expenses (including spouse’s expenses to attend events to which spouses are invited) in connection with attendance at meetings of the Board and its committees, or other Company functions at which the Chair of the Board or the Chief Executive Officer requests the Independent Director to participate.
ARTICLE 6
EQUITY COMPENSATION

6.1.    INITIAL RESTRICTED STOCK GRANT. On the first date an Independent Director is initially elected or appointed to the Board on or following the Effective Date (and other than in connection with an annual meeting of the Company’s stockholders), such director shall receive an award of Restricted Stock with respect to a number of Shares determined by multiplying (a) the quotient obtained by dividing $100,000 by the Fair Market Value of a Share on the date of grant of such award, by (b) a fraction, the numerator of which shall be the number of days remaining in the 365-day period following the most recent annual meeting of the Company’s stockholders that occurred prior to the date of such director’s initial election or appointment, and the denominator of which shall be 365 (but in no event shall such fraction be greater than one), such number to be rounded to the nearest whole number of Shares. Such shares of Restricted Stock shall be subject to the terms and restrictions described below in this Article 6, shall be in addition to any otherwise applicable annual grant of Restricted Stock granted to such Independent Director under Section 6.2, and shall be subject to share availability under the Equity Incentive Plan.
6.2.    SUBSEQUENT RESTRICTED STOCK GRANT. Subject to share availability under the Equity Incentive Plan, upon subsequent re-election of the Independent Director to the Board at an annual meeting of the Company’s stockholders on or following the Effective Date, such director shall receive an award of Restricted Stock with respect to a number of Shares determined by dividing (a) $100,000 by (b) the Fair Market Value of a Share on the date of grant of such award, such number to be rounded to the nearest whole number of Shares.
6.3.    TERMS AND CONDITIONS OF RESTRICTED STOCK. Shares of Restricted Stock granted under this Article 6 shall be evidenced by a written Award Certificate, and shall be subject to the terms and conditions described below and of the Equity Incentive Plan.
(i)    Restrictions. The shares of Stock granted pursuant to Article 6 are subject to each of the following restrictions. “Restricted Stock” mean those shares that are subject to the restrictions imposed hereunder which restrictions have not then expired or terminated. Restricted Stock may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered to or in favor of any party other than the Company, or be subjected to any lien, obligation or liability of the grantee to any other party other than the Company. If the grantee’s service as a director of the Company terminates prior to the Vesting Date (as defined in Section 6.3(ii)) other than by reason of his or her death or Disability or his or her Retirement, then the grantee shall forfeit all of his or her right, title and interest in and to any unvested shares of Restricted Stock as of the date of such termination from the Board and such unvested shares of Restricted Stock shall be reconveyed to the Company immediately following the event of forfeiture, without further consideration or any act or action by the grantee. The restrictions imposed under this Section 6.3(i) shall apply to all shares of Stock or other securities issued with respect to shares of Restricted Stock hereunder in connection with any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock.
(ii)    Vesting. The shares of Restricted Stock shall vest and become non‑forfeitable as to twenty percent (20%) of the shares on the Grant Date and as to twenty percent (20%) on each of the first four anniversaries of the Grant Date; provided, however, that the shares of Restricted Stock shall become fully vested on the earlier occurrence of (i) the termination of the grantee’s service as a director of the Company due to his or her death or Disability, (ii) the termination of the grantee’s service as a director of the Company due to his or her Retirement, or (iii) a Change in Control of the Company (in any such case, the “Vesting Date”). If the grantee’s service as a director of the Company terminates other than as described in clause (i), (ii) or (iii) of the foregoing sentence, then the grantee shall forfeit all of his or her right, title and interest in and to any unvested shares of

Restricted Stock as of the date of such termination from the Board and such Restricted Stock shall be reconveyed to the Company without further consideration or any act or action by the grantee.
(iii)    Delivery of Shares. The shares of Restricted Stock granted under Article 6 will be registered in the name of grantee as of the Grant Date and will be held by the Company during the Restricted Period in certificated or uncertificated form. If a certificate for Restricted Stock is issued during the Restricted Period with respect to such shares, such certificate shall be registered in the name of the grantee and shall bear a legend in substantially the following form (in addition to any legend required under applicable state securities laws):
“This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in a Restricted Stock Certificate between the registered owner of the shares represented hereby and Healthcare Trust of America, Inc. Release from such terms and conditions shall be made only in accordance with the provisions of such Agreement, copies of which are on file in the offices of Healthcare Trust of America, Inc.”
Stock certificates for the shares, without the first above legend, shall be delivered to the Independent Director or his or her designee upon request after the expiration of the Restricted Period, but delivery may be postponed for such period as may be required for the Company with reasonable diligence to comply if deemed advisable by the Company, with registration requirements under the Securities Act of 1933, as amended, listing requirements under the rules of any stock exchange, and requirements under any other law or regulation applicable to the issuance or transfer of the shares.
(iv)    Rights as a Stockholder. An Independent Director shall have all the rights of a stockholder of the Company with respect to the Restricted Stock, including voting rights and the right to receive dividends and other distributions paid with respect to such shares. If any such dividend or distribution is paid in shares of Stock, such shares shall be subject to the same restrictions on transferability and risks of forfeiture during the Restricted Period as the shares of Restricted Stock with respect to which they were paid.
ARTICLE 7
AMENDMENT, MODIFICATION AND TERMINATION
7.1.    AMENDMENT, MODIFICATION AND TERMINATION. The Board may terminate or suspend the Plan at any time, without stockholder approval. The Board may amend the Plan at any time and for any reason without stockholder approval; provided, however, that the Board may condition any amendment on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. No termination, modification or amendment of the Plan may, without the consent of an Independent Director, adversely affect an Independent Director’s rights under an award granted prior thereto.

ARTICLE 8
GENERAL PROVISIONS
8.1.    ADJUSTMENTS. The adjustment provisions of the Equity Incentive Plan shall apply with respect to equity awards outstanding or to be granted pursuant to this Plan.
8.2.    DURATION OF THE PLAN. The Plan shall remain in effect until terminated by the Board.
8.3.    EXPENSES OF THE PLAN. The expenses of administering the Plan shall be borne by the Company.
8.4.    STATUS OF THE PLAN. The Plan is intended to be a nonqualified, unfunded plan of deferred compensation under the Code. Plan benefits shall be paid from the general assets of the Company or as otherwise directed by the Company. A participant shall have the status of a general unsecured creditor of the Company with respect to his or her right to receive Stock or other payment under the Plan. No right or interest in such payment shall be subject to the claims of creditors of the Independent Director or to liability for the debts, contracts or engagements of the Independent Director, or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Plan shall prevent transfers by will or by the applicable laws of descent and distribution. To the extent that any participant acquires the right to receive payments under the Plan (from whatever source), such right shall be no greater than that of an unsecured general creditor of the Company. Participants and their beneficiaries shall not have any preference or security interest in the assets of the Company other than as a general unsecured creditor.